   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1997

                                                  REGISTRATION NO.  333-18397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------


                           POST-EFECTIVE AMENDMENT



                                    NO. 1


                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                           -----------------------

                               COTTER & COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     5072
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                  36-2099896
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-5000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DANIEL A. COTTER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               COTTER & COMPANY
                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                                  COPIES TO:

                            DANIEL T. BURNS, ESQ.
                               COTTER & COMPANY
                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-6601
                             (773) 695-5465 (fax)

                          WILLIAM K. BLOMQUIST, ESQ.
                               ARNSTEIN & LEHR
                            120 S. RIVERSIDE PLAZA
                                  SUITE 1200
                            CHICAGO, IL 60606-3913
                                (312) 876-7128
                             (312) 876-0288 (fax)




      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /




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

                                COTTER & COMPANY

                             CROSS REFERENCE SHEET

                     PURSUANT TO ITEM 501 OF REGULATION S-K


         S-4 ITEM NUMBER AND HEADING                                      LOCATION IN PROSPECTUS
         ---------------------------                                      ----------------------
1.  Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus....................................     Facing Page of Registration Statement; Cross-Reference
                                                                          Sheet; Outside Front Cover Page
2.  Inside Front and Outside Back Cover Pages of
         Prospectus..................................................     Inside Front Cover Page; Available Information;
                                                                          Incorporation of Certain Documents by Reference;
                                                                          Outside Back Cover Page
3.  Risk Factors, Ratio of Earnings to Fixed Charges and
         Other Information...........................................     Summary; Risk Factors
4.  Terms of the Transaction.........................................     Summary; The Merger; The Merger Agreement
5.  Pro Forma Financial Information..................................     Summary; Unaudited Pro Forma Consolidated Financial
                                                                          Statements; Notes to Unaudited Pro Forma Consolidated
                                                                          Financial Statements
6.  Material Contacts with the Companies being Acquired..............     Summary; The Cotter Annual Meeting; the SCC Special
                                                                          Meeting; The Merger Agreement
7.  Additional Information Required for Reoffering by Persons
         and Parties Deemed to be Underwriters.......................     Inapplicable
8.  Interests of Named Experts and Counsel...........................     Legal Matters
9.  Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities..............................     Inapplicable
10. Information with Respect to S-3 Registrants......................     Inapplicable
11. Incorporation of Certain Information by Reference................     Inapplicable
12. Information with Respect to S-2 or S-3 Registrants...............     Summary; Available Information; Incorporation of
                                                                          Certain Documents by Reference
13. Incorporation of Certain Information by Reference................     Available Information; Incorporation of Documents by
                                                                          Reference
14. Information with Respect to Registrants Other than
         S-3 or S-2 Registrants......................................     Inapplicable
15. Information with Respect to S-3 Companies                             Inapplicable
16. Information with Respect to S-2 or S-3 Companies.................     Inapplicable
17. Information with Respect to Companies Other
         than S-3 or S-2 Companies...................................     Summary - The Companies; Selected Historical Financial
                                                                          Data; Business of SCC
18. Information if Proxies, Consents or Authorizations
         are to be Solicited.........................................     The Merger Agreement
19. Information if Proxies, Consents or Authorizations
         are not to be Solicited, or in an Exchange Offer............     Inapplicable

                                COTTER & COMPANY


                                      and


                      SERVISTAR COAST TO COAST CORPORATION


                                   SUPPLEMENT


                             dated March 5, 1997 to


            Joint Proxy Statement/Prospectus dated February 14, 1997



                    INCORPORATION OF DOCUMENTS BY REFERENCE



     The following document previously filed by Cotter with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is hereby incorporated by reference into this Joint Proxy Statement/Prospectus.



          1. Cotter's Current Report on Form 8-K dated February 27, 1997.



     Pursuant to Cotter's previous undertaking, a copy of Cotter's financial statements for the fiscal year ended December 28, 1996 contained in the foregoing Current Report is being furnished to each stockholder of Cotter and shareholder of SCC who has previously received a copy of this Joint Proxy Statement/Prospectus.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  23.G       Consent of Ernst & Young LLP

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of March, 1997.


                                          COTTER & COMPANY

                                          By:      /s/ DANIEL A. COTTER

                                            ------------------------------------
                                                      Daniel A. Cotter
                                             President, Chief Executive Officer
                                                         and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                     TITLE
                   ---------                                     -----                      DATE

              /s/ DANIEL A. COTTER                President, Chief Executive Officer    March 5, 1997
------------------------------------------------  and Director
                Daniel A. Cotter

               /s/ KERRY J. KIRBY                 Vice President, Treasurer and Chief   March 5, 1997
------------------------------------------------  Financial Officer and Chief
                 Kerry J. Kirby                   Accounting Officer

             /s/ ROBERT J. LADNER*                Chairman of the Board and Director    March 5, 1997
------------------------------------------------
                Robert J. Ladner

         /s/ WILLIAM M. CLAYPOOL, III*            Director                              March 5, 1997
------------------------------------------------
            William M. Claypool, III

           /s/ SAMUEL D. COSTA, JR.*              Director                              March 5, 1997
------------------------------------------------
              Samuel D. Costa, Jr.

              /s/ LEONARD C. FARR*                Director                              March 5, 1997
------------------------------------------------
                Leonard C. Farr

           /s/ WILLIAM M. HALTERMAN*              Director                              March 5, 1997
------------------------------------------------
              William M. Halterman

              /s/ LEWIS W. MOORE*                 Director                              March 5, 1997
------------------------------------------------
                 Lewis W. Moore

             /s/ KENNETH M. NOBLE*                Director                              March 5, 1997
------------------------------------------------
                Kenneth M. Noble

            /s/ RICHARD L. SCHAEFER*              Director                              March 5, 1997
------------------------------------------------
              Richard L. Schaefer

             /s/ GEORGE V. SHEFFER*               Director                              March 5, 1997
------------------------------------------------
               George V. Sheffer

                   SIGNATURE                                     TITLE
                   ---------                                     -----                      DATE
             /s/ DENNIS A. SWANSON*               Director                              March 5, 1997
------------------------------------------------
               Dennis A. Swanson

            /s/ JERRALD T. KABELIN*               Director                              March 5, 1997
------------------------------------------------
               Jerrald T. Kabelin

             /s/ J.W. (BILL) BLAGG*               Director                              March 5, 1997
------------------------------------------------
               J.W. (Bill) Blagg

            /s/ JOHN F. LOTTES, III*              Director                              March 5, 1997
------------------------------------------------
              John F. Lottes, III

             /s/ JOHN M. WEST, JR.*               Director                              March 5, 1997
------------------------------------------------
               John M. West, Jr.

              *By DANIEL T. BURNS                                                       March 5, 1997
  -------------------------------------------
                Daniel T. Burns,
                Attorney-in-Fact

                               INDEX TO EXHIBITS



                                                                                                SEQUENTIALLY
                                                                                                NUMBERED
EXHIBIT NO.      DESCRIPTION OF EXHIBIT                                                         PAGE
-----------      ----------------------                                                         ----
  23.G           Consent of Ernst & Young LLP